EX 99.1

ASV Holdings, Inc. Reports Second Quarter 2018 Results

Grand Rapids, MN, August 9, 2018 — ASV Holdings, Inc. (Nasdaq: ASV), a leading provider of rubber-tracked compact track loaders and wheeled skid steer loaders in the compact construction equipment market, today announced Second Quarter and year-to-date 2018 results.

For the three months ended June 30, 2018, the Company reported Net Sales of $31.9 million and Net Income of $0.3 million or $0.03 per share compared to Net Sales of $34.2 million and Net Income of $1.8 million or $0.20 per share for the three months ended June 30, 2017.

Second Quarter 2018 Highlights

•	$31.9 million in Net Sales represented a year-over-year decrease of 6.7% from $34.2 million in the second quarter of 2017.
•	Machine sales revenues to North American distribution grew 9% compared to second quarter 2017.
•	Total machine sales revenues increased year-over-year by 4.8% to $23.0 million.
•	Second quarter 2018 net income of $0.3 million or $0.03 per share, compared to second quarter 2017 adjusted pro forma income of $0.8 million or $0.08 per share.
•	Second quarter 2018 gross profit percent adversely impacted 130 basis points by increased material costs.
•	EBITDA of $2.1 million or 6.6% of sales compared to $3.3 million or 9.6% of sales for the second quarter of 2017.
•	Adjusted EBITDA* of $2.2 million or 6.9% of sales compared to second quarter 2017 pro forma adjusted EBITDA of $3.2 million or 9.4% of sales.
•	Added 17 dealer / rental locations in the quarter.

*The Glossary at the end of this press release contains further details regarding reconciliation of GAAP items and Adjusted and Pro-forma items.

Chairman and Chief Executive Officer, Andrew Rooke commented, “In the second quarter, we continued to make good progress with adding new dealers and penetrating into the rental market with sales, which are among our top corporate objectives in scaling the business.  Our North American dealer rental locations now stand at 265 and our sales into rental locations accounted for approximately 15% of machine sales in the quarter.  Second quarter financial results, while below plan and impacted by several market headwinds, were highlighted by positive operating cash flow of over $600,000, we generated over $2 million in EBITDA and achieved 3 cents in EPS. Although machine sales increased in the second quarter, our results reflected a year-over-year quarterly decline in sales. This was principally due to lower undercarriage sales to our largest customer. In the second quarter of 2017, this customer’s undercarriage purchases totaled 40% of their full year shipments, and thus the comparison to that quarter shows an overall decline in $2.7 million lower year-over-year sales for the 2018 quarter. Sharp increases in material costs had a negative impact on our sales, margins, and bottom-line, with the run rate of higher steel prices resulting in approximately $2.5 million in higher costs, on an annualized basis.

“Typical of a cyclical recovery, the higher level of demand for industrial equipment has resulted in disruption within the supply chain and lengthened lead times, most notably for engines, which along with the rising steel costs, present challenges to sourcing and deliveries during the balance of the year.  These challenges impact our entire industry and we are aggressively working to overcome these headwinds with initiatives that will largely offset their impact, from price surcharges introduced in May of this year, to cost and sourcing improvements which are already yielding results. We believe that industry wide market pricing will in time move upwards in recognition of the new cost base for steel, which will enable a margin recovery going forward. In addition, we are on pace to recognize an estimated $1 million in annual savings from relocating our parts distribution business back to Grand Rapids, as we expected. We are confident in the continued strength of the industries we serve and there remains plenty of work to do in the quarters ahead to reach our longer-term sales growth and margin targets.”

—  more  —

Missi How, Chief Financial Officer, added, “While temporary spikes in input costs and component availability have presented some challenges, we remain focused on managing what is in our control and pursuing opportunities to grow the bottom line. Inventory levels have increased as we have been receiving in long lead time production components to support future builds, and in addition, we have increased our finished machine inventory to fulfill backlog requirements and support expected future activity levels.  Managing working capital is still a priority and we were pleased that even with this step up of inventory, our net working capital as a percent of sales of 23.5% was well within our target range.  We expect to continue to generate cash and maintain reasonable working capital levels throughout the remainder of 2018.”

.

Outlook:

Given the first half performance and uncertainties in the supply chain which are lengthening lead times and impacting customer buying decisions, ASV’s 2018 sales are likely to be restricted to show only high single digit growth for this year and remain subject to how the pricing environment evolves and markets adjust to the business environment.

Conference Call:

Management will host a conference call at 4:30 PM Eastern Time today to discuss the results with the investment community.  Anyone interested in participating in the call should dial 1- 866-548-4713 if calling within the United States or 323-794-2093 if calling internationally. A replay will be available until 11:59 PM ET August 16, 2018 which can be accessed by dialing 844-512-2921 if calling within the United States or 412-317-6671 if calling internationally. Please use passcode 5362178 to access this replay. The call will additionally be broadcast live and archived for 90 days over the internet with accompanying slides, accessible at the investor relations portion of the Company's corporate website, www.asvi.com in the “Investors” section.

About ASV Holdings, Inc.

ASV Holdings, Inc. is a designer and manufacturer of compact construction equipment. Its patented Posi-Track rubber tracked, multi-level suspension undercarriage system provides a competitive market differentiator for its Compact Track Loader (CTL) product line with brand attributes of power, performance and serviceability.  It’s wheeled Skid Steer Loaders (SSLs) also share the common brand attributes. Equipment is sold through an independent dealer network throughout North America, Australia, and New Zealand. The company also sells OEM equipment and aftermarket parts. ASV owns and operates a 238,000 square-foot production facility in Grand Rapids, MN.

Forward-Looking Statements and non-GAAP Information

This release contains forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “intends” or “continue,” and other similar expressions that are predictions of or indicate future events and future trends, or the negative of these terms or other comparable terminology. Forward-looking statements in this release include, without limitation: (1) projections of revenue, earnings, capital structure and other financial items, (2) statements of our plans and objectives, (3) statements regarding the capabilities and capacities of our business operations, (4)  statements of expected future economic conditions and the effect on us and on dealers or OEM customers, (5) expected benefits of our cost reduction measures, and (6) assumptions underlying statements regarding us or our business.

Our actual results may differ from information contained in these forward looking-statements for many reasons, including those described in the section entitled “Risk Factors” in our Form 10K for the year ended December 31,

2017, which are available on our EDGAR page at www.sec.gov. These statements are only current predictions and are subject to known and unknown risks, uncertainties and other factors that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from those anticipated by the forward-looking statements. We discuss many of these risks in greater detail under the heading “Risk Factors” and elsewhere in the Form 10K. You should not rely upon forward-looking statements as predictions of future events.  Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Except as required by law, after the date of this release, we are under no duty to update or revise any of the forward-looking statements, whether as a result of new information, future events or otherwise.

We obtained the industry, market and competitive position data in this release from our own internal estimates and research as well as from industry and general publications and research surveys and studies conducted by third parties. While we believe that each of these studies and publications is reliable, we have not independently verified market and industry data from third-party sources. While we believe our internal company research is reliable and the market definitions we use are appropriate, neither such research nor these definitions have been verified by any independent source.

We from time to time refer to various non-GAAP financial measures in this release.  We believe that this information is useful to understanding our operating results by excluding certain items that may not be indicative of our core operating results and business outlook.  Reference to these non-GAAP financial measures should not be considered as a substitute for, or superior to, results that are presented in a manner consistent with GAAP.  Rather, the non-GAAP financial information should be considered in addition to results that are presented in a manner consistent with GAAP.  A reconciliation of non-GAAP financial measures referred to in this release is provided in the tables at the conclusion of this release.

Company Contact

ASV Holdings, Inc.	Darrow Associates Inc.

Andrew RookePeter Seltzberg, Managing Director

Chairman and Chief Executive OfficerInvestor Relations

218-327-5389(516) 419-9915

andrew.rooke@asvi.compseltzberg@darrowir.com

ASV Holdings, Inc.

Condensed Statements of Operations

(In thousands, except par value and per share data)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2018	2017	2018	2017
	Unaudited	Unaudited	Unaudited	Unaudited
Net sales	$31,860	$34,240	$61,729	$62,250

Cost of goods sold	27,603	28,940	53,531	52,590

Gross profit	4,257	5,300	8,198	9,660

Research and development costs	451	521	922	1,058
Selling, general and administrative expense	2,934	2,770	6,341	5,483

Operating income	872	2,009	935	3,119

Other income (expense)
Interest expense	(464)	(887)	(922)	(1,765)
Other income (expense)	—	1	7	1

Total other expense	(464)	(886)	(915)	(1,764)

Income before taxes	408	1,123	20	1,355

Income tax expense (benefit)	89	(629)	8	(629)

Net income	$319	$1,752	$12	$1,984

Earnings per share:
Basic net income per share	$0.03	$0.20	$0.00	$0.24
Diluted net income per share	$0.03	$0.20	$0.00	$0.24

Weighted average common shares outstanding:
Basic weighted average common shares outstanding	9,823	8,870	9,820	8,435
Diluted weighted average common shares outstanding	9,823	8,870	9,820	8,435

Pro forma (C corporation basis):
Pro forma tax expense	N/A	$404	N/A	$488
Pro forma net income	N/A	$719	N/A	$867

Pro forma earnings per share:
Basic net income per share	N/A	$0.08	N/A	$0.10
Diluted net income per share	N/A	$0.08	N/A	$0.10

ASV Holdings, Inc.

Balance Sheets

(In thousands, except par value)

	June 30,	December 31,
	2018	2017
	Unaudited
ASSETS
CURRENT ASSETS
Cash	$4	$3
Trade receivables, net	15,076	18,276
Receivables from affiliates	28	76
Inventory, net	30,698	26,691
Prepaid income tax	913	896
Prepaid expenses and other	660	591
Total current assets	47,379	46,533

NON-CURRENT ASSETS
Property, plant and equipment, net	13,250	13,797
Intangible assets, net	22,004	23,277
Goodwill	30,579	30,579
Other long-term assets	274	311
Deferred tax asset	624	624
Total assets	$114,110	$115,121

LIABILITIES AND STOCKHOLDERS' EQUITY
Notes payable - current portion	$2,012	$2,000
Trade accounts payable	15,084	15,174
Payables to affiliates	784	1,063
Accrued compensation and benefits	1,315	1,483
Accrued warranties	1,654	1,869
Accrued product liability- short term	321	778
Accrued other	896	1,039
Total current liabilities	22,066	23,406

NON-CURRENT LIABILITIES
Revolving loan facility	13,231	12,511
Notes payable - long term, net	12,105	12,664
Other long-term liabilities	704	739
Total liabilities	48,106	49,320

STOCKHOLDERS' EQUITY
Preferred stock, $0.001 par value, 5,000 authorized, none outstanding at June 30, 2018 and December 31, 2017, respectively	—	—
Common stock, $0.001 par value, 50,000 authorized, 9,834 and 9,806 shares issued and outstanding at June 30, 2018 and December 31, 2017, respectively	10	10
Additional paid-in capital	65,625	65,434
Retained earnings	369	357
Total Stockholders' Equity	66,004	65,801

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$114,110	$115,121

ASV Holdings, Inc.

Statements of Cash Flows

(In thousands)

	For the Six Months Ended June 30,
	2018	2017
	Unaudited	Unaudited
OPERATING ACTIVITIES
Net income	$12	$1,984
Adjustments to reconcile to net income to net cash
provided by operating activities:
Depreciation	1,129	1,161
Amortization	1,273	1,273
Share-based compensation	251	135
Deferred income tax (benefit)	—	(926)
Loss on sale of fixed assets	1	46
Amortization of deferred finance cost	71	112
Loss on debt extinguishment	—	83
Bad debt expense	23	1
Changes in operating assets and liabilities
Trade receivables	3,177	(4,197)
Net trade receivables/payables from affiliates	(231)	527
Inventory	(4,089)	6,008
Prepaid income tax	(17)	—
Prepaid expenses	(69)	(287)
Trade accounts payable	(90)	891
Accrued expenses	(967)	(1,431)
Tax payable	—	297
Other long-term liabilities	(40)	271

Net cash provided by operating activities	434	5,948

INVESTING ACTIVITIES
Decrease in restricted cash	—	535
Purchase of property and equipment	(501)	(182)

Net cash (used in) provided by investing activities	(501)	353

FINANCING ACTIVITIES
Principal payments on long-term debt	(1,001)	(1,288)
Proceeds from long-term note	425	—
Debt issuance costs incurred	—	(9)
Proceeds from issuance of common stock, net of offering costs	—	10,405
Net payments on debt	—	(10,405)
Shares repurchased for income tax withholding on share-based compensation	(76)	—
Net borrowings (payments) on revolving credit facilities	720	(5,571)

Net cash provided by (used in) financing activities	68	(6,868)

NET CHANGE IN CASH	1	(567)

Cash at beginning of period	3	572

Cash at end of period	$4	$5

Supplemental Information

Cautionary Statement Regarding Non-GAAP Measures

This release contains references to “EBITDA” and “Adjusted EBITDA.” EBITDA is defined for the purposes of this release as net income or loss before interest, income taxes, depreciation and amortization. Adjusted EBITDA is defined as EBITDA plus stock-based compensation, less the gain or loss related to non-recurring events. Management believes that EBITDA and Adjusted EBITDA are useful supplemental measures of our operating performance and provide meaningful measures of overall corporate performance exclusive of our capital structure and the method and timing of expenditures associated with building and placing our products. EBITDA is also presented because management believes that it is frequently used by investment analysts, investors and other interested parties as a measure of financial performance. Adjusted EBITDA is also presented because management believes that it provides a measure of our recurring core business.

However, EBITDA and Adjusted EBITDA are not recognized earnings measures under generally accepted accounting principles of the United States (“U.S. GAAP”) and do not have a standardized meaning prescribed by U.S. GAAP. Therefore, EBITDA and Adjusted EBITDA may not be comparable to similar measures presented by other issuers. Investors are cautioned that EBITDA and Adjusted EBITDA should not be construed as alternatives to net income or loss or other income statement data (which are determined in accordance with U.S. GAAP) as an indicator of our performance or as a measure of liquidity and cash flows. Management’s method of calculating EBITDA and Adjusted EBITDA may differ materially from the method used by other companies and accordingly, may not be comparable to similarly titled measures used by other companies.

Reconciliation of EBITDA to Adjusted EBITDA (in millions except percentages)
	For the Quarter Ended June 30,
	2018	2017
Net income	$0.3	$1.8
Interest expense	0.5	0.9
Tax	0.1	(0.6)
Depreciation & amortization	1.2	1.2
EBITDA (1)	$2.1	$3.3
% of Sales	6.6%	9.6%

EBITDA	$2.1	$3.3
Stock compensation and transaction related compensation costs (2)	0.1	0.1
Adjusted EBITDA (3)	$2.2	$3.4
Adjusted EBITDA as % of net revenues	6.9%	8.5%
Pro-forma adjustment for public company costs**	-	(0.2)
Pro-forma Adjusted EBITDA (4)	$2.2	$3.2
% of Sales	6.9%	9.4%

* * The Company converted to a C corporation in May 2017, so the three months ended June 30, 2017 include a pro forma adjustment for approximately $0.2 million of public company costs not included in EBITDA relating to the period April 1, 2017 to May 17, 2017.

(1)

EBITDA is defined as income or loss before interest, income taxes, depreciation and amortization. EBITDA is not a recognized measure under U.S. GAAP and does not have a standardized meaning prescribed by U.S. GAAP. Therefore, EBITDA may not be comparable to similar measures presented by other companies. The table above reconciles net income to EBITDA. See “—Cautionary Statements Regarding Non-GAAP Measures” for further information regarding EBITDA.

(2)	Stock compensation and IPO transaction related compensation costs.

(3)

Adjusted EBITDA is defined as EBITDA less the gain or loss related to non-recurring events. Adjusted EBITDA is not a recognized measure under U.S. GAAP and does not have a standardized meaning prescribed by U.S. GAAP. Therefore, Adjusted EBITDA may not be comparable to similar measures presented by other companies. The table above reconciles EBITDA to Adjusted EBITDA. See “—Cautionary Statements Regarding Non-GAAP Measures” for further information regarding EBITDA.

(4)	2017 Pro Forma Adjusted EBITDA is defined as Adjusted EBITDA less public company costs

Reconciliation of GAAP Net Income to Adjusted Pro Forma Net Income (in millions except shares and EPS)
	For the Quarter Ended June 30,
	2018	2017
Net income as reported	$0.3	$1.8
Tax benefit from conversion to C corporation (1)	-	(0.9)
Debt issuance cost written off on debt repayment from IPO proceeds net of tax	-	0.1
Pro-forma adjustment for public company costs net of tax at 26.41% (2)	-	(0.2)
Adjusted pro forma net income	$0.3	$0.8

Weighted average diluted shares outstanding	9,823,000	8,870,000
Basic and Diluted (loss) earnings per share as reported	$0.03	$0.20
Total EPS Effect	$0.00	($0.12)
Adjusted (pro forma) earnings (loss) per share	$0.03	$0.08

(1) The tax benefit was generated from a tax credit of $0.9 million arising from the establishment of a deferred tax asset on conversion of the Company from a Minnesota limited liability company to a Delaware corporation immediately prior to the IPO in May 2017

(2) Pro forma adjustments for public company costs: The Company converted from a LLC to a corporation on May 11, 2017. The pro forma adjustment reflects the run rate of actual public company costs incurred in 2017 as if the company had been a corporation for the whole of the period April 1, 2017 to June 30, 2017.

Net working capital as a % of annualized last quarter’s sales is the sum of accounts receivable and inventory less accounts payable divided by the last quarter’s sales annualized (x4).

	June 30, 2018	December 31, 2017
Accounts receivable	15,104	18,352
Inventory	30,698	26,691
Accounts payable	(15,868)	(16,237)
Net working capital	$29,934	$28,806
Last quarters annualized sales (LQS)	127,440	121,820
Net working capital % of LQS	23.5%	23.6%